    As filed with the Securities and Exchange Commission on October 10, 2003
                                                     Registration No. 333-109066
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM F-10

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ID BIOMEDICAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   BRITISH COLUMBIA, CANADA                 6794               NOT APPLICABLE
     (Province or other        (Primary Standard Industrial    (IRS Employer
 jurisdiction of incorporation  Classification Code Number)  Identification No.)
      or organization)

                       800 WEST PENDER STREET, SUITE 1510
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6C 2V6
                                 (604) 431-9314
--------------------------------------------------------------------------------
    (Address and telephone number of registrant's principal executive office)

                     ID BIOMEDICAL CORPORATION OF WASHINGTON
                      19204 NORTH CREEK PARKWAY, SUITE 100
                                BOTHELL, WA 98011
                                 (425) 482-2600
--------------------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                     ---------------------------------------
                        Copies of all communications to:

WARREN B. LEARMONTH                             GARY J. KOCHER &
BORDEN LADNER GERVAIS LLP                       VINCENT A. RICCI
1200 Waterfront Centre                          PRESTON GATES & ELLIS LLP
200 Burrard Street                              925 Fourth Avenue
Vancouver, British Columbia                     Suite 2900
V7X 1T2                                         Seattle, Washington 98104
(604) 687-5744                                  (206) 623-7580

RICHARD J. BALFOUR                              CHRISTOPHER W. MORGAN
MCCARTHY TETRAULT LLP                           SKADDEN, ARPS, SLATE, MEAGHER
Suite 1300                                      & FLOM LLP
777 Dunsmuir Street                             200 Bay Street, Suite 1820
Vancouver, British Columbia                     Royal Bank Plaza, North Tower
V7Y 1K2                                         Toronto, Ontario  M5J 2J4
(604) 643-7100                                  (416) 777-4700


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                      PROVINCE OF BRITISH COLUMBIA, CANADA
                (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. /X/ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  at some future date (check the appropriate box below)

          1.  / /   pursuant to Rule 467(b) on [     ] at [     ] (designate a
time not sooner than 7 calendar days after filing).

          2.  / /   pursuant to Rule 467(b) on [   ] at [   ] (designate a time
7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of
clearance on [   ].

          3.  / /   pursuant to Rule 467(b) as soon as practicable after
notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

          4.  / /   after the filing of the next amendment to this form (if
preliminary material is being filed).

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. / /

                                EXPLANATORY NOTE

The letter included in Part I was transmitted to the British Columbia Securities Commission to withdraw the Short Form Base PREP Prospectus dated October 1, 2003 and to confirm the termination of the offering. It was not required to be delivered to offerees or purchasers.

                                     PART I

                     INFORMATION REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-Mark Agents
                                                          1200 Waterfront Centre
                                              200 Burrard Street, P.O. Box 48600
                                                 Vancouver, B.C., Canada V7X 1T2
                                        tel: (604) 687-5744  fax: (604) 687-1415
                                                               www.blgcanada.com

[LOGO]


October 9, 2003


FILE NO: 506019/000552                                       WARREN B. LEARMONTH
                                                      DIRECT TEL: (604) 640-4166
BY SEDAR                                              direct fax: (604) 622-5866
                                                 email: wlearmonth@blgcanada.com

British Columbia Securities Commission
701 West Georgia Street
Vancouver, B.C.  V7Y 1L2

ATTENTION:  TRACY HEDBERG

Dear Sirs/Mesdames:

                                   ID BIOMEDICAL CORPORATION
                     SHORT FORM BASE PREP PROSPECTUS DATED OCTOBER 1, 2003
                            CONFIRMATION OF TERMINATION OF OFFERING

As discussed by phone yesterday, we confirm that our client, ID Biomedical Corporation, has decided to terminate the offering contemplated by the above-noted prospectus. Accordingly, our client hereby withdraws this prospectus.

Thank you for your assistance. Please contact the undersigned if you have any questions.

                                               Yours truly,

                                               BORDEN LADNER GERVAIS LLP

                                               By:

                                                  (signed) WARREN B. LEARMONTH

                                     PART II

                    INFORMATION NOT REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

INDEMNIFICATION

         Directors and officers of ID Biomedical are entitled to indemnification in the following circumstances:

          (a) Under Section 128(1) of the Company Act (British Columbia), a company may, with the approval of the Supreme Court of British Columbia, indemnify a director of a company, a former director of a company or a person who acts or acted at a company's request as a director of a body corporate of which the company is or was a shareholder, and his or her heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her, including an amount paid to settle an action or satisfy a judgement in a civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director of such company or body corporate, including an action by or on behalf of the company or body corporate to procure a judgment in its favor and under Section 21.01 of the Articles of Incorporation of ID Biomedical, ID Biomedical is obligated to provide such indemnification; and

          (b) Under Section 21.01 of the Articles of Incorporation of ID Biomedical, ID Biomedical is obligated to indemnify any person who is or was a director, officer, employee or agent of ID Biomedical or is or was serving at the request of ID Biomedical as an officer, employee or agent of another company or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of any such person, against all costs, charges and expenses actually incurred by such person, including legal fees and any amount paid to settle an action or to satisfy a judgment in any civil, criminal or administrative action or proceeding, whether brought by ID Biomedical, by such other company, partnership, joint venture, trust or other enterprise or by any other person, to which such person is made a party by reason of having so been or having so served as an officer, employee or agent; provided, in all cases, such person fulfills the condition that he or she (1) acted honestly and in good faith with a view to the best interests of ID Biomedical or such other company, partnership, joint venture, trust or other enterprise, as the case may be, and
(2) in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful.

         As contemplated by Section 128(4) of the Company Act (British Columbia), ID Biomedical has purchased directors' and officers' liability insurance which, under certain circumstances, insures its directors and officers against the costs of defense, settlement or payment of a judgment.

         One of our directors may be an officer of one of the underwriters participating in the offering. Pursuant to the underwriting agreement, ID Biomedical has agreed to indemnify the underwriters and their controlling persons, officers and employees in certain circumstances. However, ID Biomedical will not have any obligation to indemnify the underwriters or any other party in respect of a claim that is based on information proved by or in respect of the underwriters.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling ID Biomedical pursuant to the foregoing provisions, ID Biomedical has been informed that in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Not Applicable.

                                    PART III

                           UNDERTAKING AND CONSENT TO
                               SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The registrant undertakes to make available, in person or by telephone, representatives to respond to inquires made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Registrant has filed previously with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on the 10th day of October, 2003.

                                                     ID BIOMEDICAL CORPORATION

                                               By:      /S/ ANTHONY F. HOLLER
                                                   -----------------------------
                                                      Anthony F. Holler
                                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated on October 10, 2003.

    /S/  ANTHONY F. HOLLER               Chief Executive Officer (Principal
--------------------------------         Executive Officer) and Director
Dr. Anthony F. Holler


      /S/  TODD R. PATRICK               President, Chief Operating Officer,
--------------------------------         Chief Financial Officer (Principal
Todd R. Patrick                          Financial Officer and Principal
                                         Accounting Officer) and Director


         *                               Chairman of the Board of Directors
--------------------------------
Dr. Richard Bastiani


         *                               Director
--------------------------------
Daniel A. Carriere


         *                               Director
--------------------------------
Richard H. McCoy


         *                               Director
--------------------------------
Michel Greco


         *                               Director
--------------------------------
Jon S. Saxe


         *                               Director
--------------------------------
Brian J. Underdown


         *                               Director
--------------------------------
Ian A. Webb

                 AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the registrant in the United States, in the City of Vancouver, British Columbia, on the 10th day of October, 2003.

                                         ID BIOMEDICAL CORPORATION OF WASHINGTON

                                     By:      /S/ TODD R. PATRICK
                                         ----------------------------------
                                            Todd R. Patrick
                                            President


---------------------------

* By:      /S/  ANTHONY F. HOLLER
      -------------------------------------------
                Anthony F. Holler
 Attorney in Fact pursuant to a power of attorney
              previously filed.